SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                February 12, 2003

                             Watts Industries, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    1-11499                    04-2916536
(State or other jurisdiction      (Commission File            (I.R.S. Employer
      of incorporation)                Number)             Identification No.)

                               815 Chestnut Street
                             North Andover, MA 01845
              (Address of principal executive offices and zip code)

               Registrant's telephone number, including area code:
                                 (978) 688-1811

ITEM 5.  Other Events and Required FD Disclosure

      On February 12, 2003 Watts Industries, Inc. ("Watts") issued a press release announcing its earnings for the three months and year ended December 31, 2002. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)   Exhibits

            Exhibit 99.1 - Press release of Watts Industries, Inc. dated February 12, 2003.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          WATTS INDUSTRIES, INC.


Date: February 14, 2003                   By:
                                             ---------------------------------
                                               /s/ William C. McCartney
                                                   Chief Financial Officer

                                  EXHIBIT INDEX

EXHIBIT NUMBER                 DESCRIPTION
--------------

99.1              Press release dated February 12, 2003, issued by Watts
                  Industries, Inc.

                                  EXHIBIT 99.1

FOR IMMEDIATE RELEASE               Contact:    William C. McCartney
---------------------                           Chief Financial Officer

                                                Telephone:  (978) 688-1811
                                                Fax:        (978) 688-2976

            WATTS INDUSTRIES REPORTS FOURTH QUARTER FINANCIAL RESULTS

      North Andover, MA...February 12, 2003. Watts Industries, Inc. (NYSE Symbol "WTS") today announced fourth quarter earnings, which include costs for its previously announced manufacturing restructuring plan. For the three months ended December 31, 2002, sales were $161,507,000, an increase of 16% from the comparable period last year. Net income for the quarter was $7,576,000 or $.28 per share, including $1,122,000 of after-tax costs, or $.04 per share, incurred for the manufacturing restructuring plan. Excluding the cost of the manufacturing restructuring plan, the net income for the fourth quarter on a pro forma basis would have been $8,698,000 or $.32 per share, which met consensus estimates. The Company has adopted FAS 142 "Goodwill and Other Intangible Assets" and accordingly did not record goodwill amortization in the quarter ended December 31, 2002. Diluted earnings per share for the fourth quarter ended December 31, 2001, which includes goodwill amortization and manufacturing restructuring plan costs, were $.17 per share. Excluding goodwill amortization and manufacturing restructuring plan costs, diluted earnings per share for the quarter ended December 31, 2001, were $.33 per share on a pro forma basis.

      Sales for the quarter ended December 31, 2002, increased 16% to $161,507,000 compared to $139,444,000 for the comparable period last year, primarily due to the inclusion of the sales of acquired companies and increased sales into both the North American wholesale and home improvement retail markets.

      Sales for the twelve-month period ended December 31, 2002, increased 12% to $616,143,000 from $548,940,000 for the twelve-month period ended December 31, 2001. Net income for the twelve-month period ended December 31, 2002, was $33,038,000 compared to $26,556,000 for the twelve-month period ended December 31, 2001. Excluding the costs of the manufacturing restructuring plan for 2001 and 2002, and excluding goodwill amortization for 2001, net income for the twelve-month period ended December 31, 2002, increased 7% to $35,590,000 from $33,369,000 for the twelve-month period ended December 31, 2001.

      The following chart compares the fourth quarter and fiscal year diluted earnings per share as reported under Generally Accepted Accounting Principles
(GAAP) to such earnings per share on a pro forma basis excluding goodwill amortization and restructuring costs.

                                                               Twelve Months
                                         Three Months Ended        Ended
                                         12/31/01  12/31/02  12/31/01  12/31/02
                                         --------  --------  --------  --------

As Reported GAAP                           $.17      $.28      $0.99     $1.22
Excluding Goodwill Amortization            $.20      $.28      $1.11     $1.22
Excluding Goodwill Amortization and
    Restructuring Cost                     $.33      $.32      $1.25     $1.32

      Patrick S. O'Keefe, Chief Executive Officer, commented, "We are pleased with our strong showing for our quarterly and year end results, despite the weakness we experienced in our core markets in both North America and Europe for most of the year. Our internal growth rate for North American sales was 7% for the quarter over the fourth quarter of 2001 compared to 3% year over year. Our sales to North American wholesalers had an internal growth rate of 6% for the quarter over the fourth quarter of 2001. We continue to show gains in our sales into the North American retail market with an internal growth rate of 10% for the quarter over the fourth quarter of 2001. Our total sales into the North American retail market in the quarter were $30,803,000.

      Our overall sales in Europe for the quarter increased 37% from the comparable quarter last year. This increase is primarily due to the inclusion of the sales of three acquisitions consummated during 2002. On July 15, 2002, we acquired ADEV Electronic S.A. located in Rosieres, France, and its closely affiliated distributor, E.K. Eminent located in Gothenburg, Sweden; on July 29, 2002, we acquired F&R Foerster Rothmann Gmbh located in Neuenburg am Rhein, Germany. These European acquisitions contributed approximately $7,943,000 of revenue during the quarter. Sales appreciated in the quarter due to the stronger euro by approximately $4,339,000 as compared to the comparable quarter last fiscal year. Excluding acquisitions, sales into our European wholesale and OEM markets, without the effect of foreign exchange, decreased by 1% as compared to the fourth quarter last year.

      Our joint venture with Cheng Guan Metal Hose Factory, established in March 2002 and located in Taizhou, Zheijiang Province of the Peoples Republic of China, also contributed to our increased revenue in the quarter."

      O'Keefe continued, "As previously announced, we are implementing a plan to consolidate several of our manufacturing plants in North America and Europe. At the same time, we are expanding our manufacturing capacity in China and other areas of the world, such as Tunisia and Bulgaria, that have lower-cost manufacturing. The implementation of the manufacturing restructuring plan began in the fourth quarter of fiscal 2001. We expect that the Company's new factory in Tianjin, China will be operational during fiscal 2003, where we will manufacture some of our more traditional bronze plumbing products. We also acquired in 2002, with our acquisition of ADEV Electronic, a low cost manufacturing plant in Tunisia. Additionally, we are well underway consolidating the manufacturing of our temperature and pressure gauge line at our recently opened plant in Plovdiv, Bulgaria.

      We anticipate that the pre-tax cost of our restructuring plan and other costs will be $12,788,000. The Company recorded pre-tax manufacturing restructuring plan costs of $5,831,000 in the fourth quarter of 2001, and $4,089,000 for the twelve months ended December 31, 2002. The Company decided to expand the scope of our manufacturing restructuring plan, and we anticipate recording additional pre-tax costs of approximately $2,868,000 in 2003. The manufacturing restructuring plan is expected to be completed in fiscal 2003. We estimate an annual pre-tax savings of approximately $5,000,000 following the completion of the plan. The manufacturing restructuring plan costs, recorded in 2001 and 2002, consist primarily of severance costs, asset write-downs and accelerated depreciation. Tax benefits of costs incurred and asset write-downs will approximate cash outlays to implement this plan, which will allow us to complete the restructuring plan with minimal consumption of cash."

      A reconciliation of the pro forma earnings, which exclude restructuring, impairment and related cost to earnings as reported in the three and twelve months ended December 31, 2002, and the three and twelve months ended December 31, 2001, which also exclude goodwill amortization, is as follows:

                               Three        Twelve        Three        Twelve
                               Months       Months        Months       Months
                               Ended        Ended         Ended        Ended
                              12/31/02     12/31/02      12/31/01     12/31/01
                             ----------   -----------   ----------   -----------
Restructuring                $  420,000   $   638,000   $1,454,000   $ 1,454,000
Other Costs                   1,338,000     3,451,000    4,377,000     4,377,000
                             ----------   -----------   ----------   -----------
Total Costs                   1,758,000     4,089,000    5,831,000     5,831,000

Tax Benefit                     636,000     1,537,000    2,238,000     2,238,000
                             ----------   -----------   ----------   -----------
After Tax Cost               $1,122,000   $ 2,552,000   $3,593,000   $ 3,593,000
                             ==========   ===========   ==========   ===========

Earnings as Reported         $7,576,000   $33,038,000   $4,439,000   $26,556,000
Cost of Restructuring         1,122,000     2,552,000    3,593,000     3,593,000
Goodwill Amortization                --            --      844,000     3,220,000
                             ----------   -----------   ----------   -----------
Pro-Forma Earnings           $8,698,000   $35,590,000   $8,876,000   $33,369,000
                             ==========   ===========   ==========   ===========

      The restructuring costs are severance costs. Other costs relate to increased depreciation expenses due to shorter estimated useful life on certain manufacturing equipment and include inventory write-offs for products that were discontinued.

      O'Keefe also commented, "We are particularly pleased with the Company's continued strong results as it relates to the generation of cash. Since the spin-off of our industrial and oil and gas businesses in October of 1999, the Company has continually generated a strong level of cash from operations. In this regard, the Company generated $51,769,000 of cash from continuing operations for the twelve-month period ended December 31, 2002. This cash from operations produced $28,656,000 of free cash flow for the twelve months ended December 31, 2002, which represents approximately 87% of our net earnings. The Company invested $41,137,000 in four acquisitions and one joint venture during the fiscal year. The Company's free cash flow has enabled it to repay approximately 70% of the debt incurred to finance these investments. The Company's net debt to capital employed ratio was 29.3% at December 31, 2002. We are pleased we have been able to maintain a conservative capitalization while maintaining the growth rates we have achieved this year. The Company maintains a $150,000,000 revolving line of credit of which $108,351,000 was unused and available at December 31, 2002."

A reconciliation of net cash provided by continuing operations to free cash flow is provided below:

                                                                   Twelve Months
                                                                       Ended
                                                                     12/31/02
                                                                   -------------
      Net cash provided by continuing operations                   $ 51,769,000
      Less: additions to property, plant, and equipment             (19,817,000)
      Plus: proceeds  from sale of property, plant, and equipment     3,194,000
      Less: dividends                                                (6,490,000)
                                                                   ------------
      Free cash flow                                               $ 28,656,000
                                                                   ============

      This Press Release may include statements which are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Watts Industries' current views about future results of operations and other forward-looking information. You should not rely on forward-looking statements because Watts' actual results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the following: loss of market share through competition, introduction of competing products by other companies, pressure on prices from competitors, suppliers, and/or customers, failure or delay in developing new products, lack of acceptance of new products, failure to manufacture products that meet required performance and safety standards, foreign exchange fluctuations, cyclicality of industries, such as plumbing and heating wholesalers and home improvement retailers, in which the Company markets certain of its products, reductions in the supply of raw materials, increases in the prices of raw materials, economic factors, such as the levels of housing starts and remodeling, impacting the markets where the Company's products are sold, manufactured, or marketed, environmental compliance costs, product liability risks, the results and timing of the Company's manufacturing restructuring plan, changes in the status of current litigation, including the James Jones case, and other risks and uncertainties discussed under the heading "Certain Factors Affecting Future Results" in Watts' Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission and other reports Watts files from time to time with the Securities and Exchange Commission. Watts does not intend to and undertakes no duty to update the information contained in this Press Release.

      Watts Industries, Inc. designs, manufactures and sells an extensive line of valves and other products to the water quality and water regulation and control markets.

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                                                      Fourth Quarter Ended           Twelve Months Ended
                                                          December 31,                   December 31,
                                                    2002             2001            2002           2001
                                                -------------------------------------------------------------
STATEMENTS OF INCOME
--------------------

Net sales                                       $161,507,000     $139,444,000    $616,143,000    $548,940,000
Cost of sales                                    106,775,000       95,868,000     406,193,000     365,408,000
Selling, general and administrative               40,486,000       33,162,000     150,383,000     131,795,000
Restructuring charges                                420,000        1,454,000         638,000       1,454,000
Other (income) expense, net                        2,041,000        2,637,000       8,137,000      10,115,000
                                                ------------     ------------    ------------    ------------
Income before income taxes                        11,785,000        6,323,000      50,792,000      40,168,000
Provision for income taxes                         4,209,000        1,884,000      17,754,000      13,612,000
                                                ------------     ------------    ------------    ------------
Net income                                      $  7,576,000     $  4,439,000    $ 33,038,000    $ 26,556,000
                                                ============     ============    ============    ============

DILUTED EARNINGS PER SHARE
--------------------------

Weighted Average Number of Common Shares
  & Equivalents                                   27,235,226       26,735,543      27,055,789      26,801,557
Earnings per Share:

     Net income                                 $       0.28     $       0.17    $       1.22    $       0.99
                                                ============     ============    ============    ============

Cash dividends per share                        $       0.06     $       0.06    $       0.24    $       0.24

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENT
                     WATTS INDUSTRIES, INC. AND SUBSIDIARIES
                                   (UNAUDITED)

                                                      Fourth Quarter Ended           Twelve Months Ended
                                                          December 31,                   December 31,
                                                    2002             2001            2002           2001
                                                -------------------------------------------------------------
STATEMENTS OF INCOME
--------------------

Net Sales                                       $161,507,000     $139,444,000    $616,143,000    $548,940,000

Net Income                                      $  7,576,000     $  4,439,000    $ 33,038,000    $ 26,556,000

DILUTED EARNINGS PER SHARE
--------------------------

Weighted Average Number of Common Shares
  & Equivalents                                   27,235,226       26,735,543      27,055,789      26,801,557
Earnings per Share:

     Net income                                 $       0.28     $       0.17    $       1.22    $       0.99

Cash dividends per share                        $       0.06     $       0.06    $       0.24    $       0.24

                            COMPARATIVE CONDENSED BALANCE SHEET
                          WATTS INDUSTRIES, INC. AND SUBSIDIARIES

                                          December 31, 2002    December 31, 2001
                                          --------------------------------------
                                              (UNAUDITED)

Cash and short-term investments             $  11,094,000       $  11,997,000
Other current assets                          298,373,000         244,127,000
Property, plant and equipment, at cost        249,157,000         218,235,000
Less: accumulated depreciation               (114,635,000)        (89,629,000)
                                            -------------       -------------
Net property, plant and equipment             134,522,000         128,606,000
Other assets                                  191,050,000         135,740,000
                                            -------------       -------------
                                            $ 635,039,000       $ 520,470,000
                                            =============       =============

Current liabilities                         $ 231,073,000       $ 113,529,000
Long-term debt                                 56,276,000         123,212,000
Deferred income taxes                          20,792,000          15,692,000
Other liabilities                              30,545,000          18,723,000
Stockholders' equity                          296,353,000         249,314,000
                                            -------------       -------------
                                            $ 635,039,000       $ 520,470,000
                                            =============       =============